EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to reference to our firm in the headnote to the “Selected Consolidated Historical Financial And Other Data” of Reliance Steel & Aluminum Co., and under the caption “Experts” in the Registration Statement (Amendment No. 1 to Form S-4 No. 333-131615) of Reliance Steel & Aluminum Co. and related proxy statement and prospectus of Earle M. Jorgensen Company and to the incorporation by reference therein of our reports dated March 11, 2005, with respect to the consolidated financial statements and schedule of Reliance Steel & Aluminum Co., its management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Reliance Steel & Aluminum Co., included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Los Angeles, California
February 24, 2006